Filed Pursuant to Rule 424B2
Registration No. 333-277032

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 13, 2024)

$1,250,000,000

Mastercard Incorporated

$300,000,000 Floating Rate Notes due 2028

$450,000,000 4.550% Notes due 2028

$500,000,000 4.950% Notes due 2032

We are offering $300,000,000 aggregate principal amount of our Floating Rate Notes due 2028 (the “Floating Rate Notes”), $450,000,000 aggregate principal amount of our 4.550% Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of our 4.950% Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Fixed Rate Notes”). We refer to the Fixed Rate Notes and the Floating Rate Notes collectively as the “Notes.”

The Floating Rate Notes will bear interest at a floating rate, reset quarterly, equal to Compounded SOFR (as defined herein), plus 0.440%. We will pay interest on the Floating Rate Notes quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2025. Interest will accrue on the Floating Rate Notes from the date of original issuance. The Floating Rate Notes will mature on March 15, 2028.

The 2028 Notes will bear interest at the rate of 4.550% per annum. We will pay interest on the 2028 Notes semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025. The 2028 Notes will mature on March 15, 2028.

The 2032 Notes will bear interest at the rate of 4.950% per annum. We will pay interest on the 2032 Notes semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025. The 2032 Notes will mature on March 15, 2032.

We may not redeem the Floating Rate Notes prior to maturity. We may redeem the Fixed Rate Notes in whole or in part at any time or from time to time at the applicable redemption prices described under the heading “Description of Notes—Optional Redemption” in this Prospectus Supplement.

The Notes of each series will be issued in book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the Notes involves risks. You should consider the risk factors described under the heading “Risk Factors” beginning on page S-5 of this Prospectus Supplement and the accompanying Prospectus or any documents we incorporate by reference before buying the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discounts	Proceeds, before expenses, to Mastercard(1)
Per Floating Rate Note	100.000%	0.250%	99.750%
Total	$300,000,000	$750,000	$299,250,000
Per 2028 Note	99.924%	0.250%	99.674%
Total	$449,658,000	$1,125,000	$448,533,000
Per 2032 Note	99.820%	0.400%	99.420%
Total	$499,100,000	$2,000,000	$497,100,000

(1)	Plus accrued interest, if any, from February 27, 2025.

The Notes will not be listed on any securities exchange. The Notes of each series are a new issue of securities with no established trading markets.

The underwriters expect to deliver the Notes through the book-entry delivery system of The Depository Trust Company and its direct participants, including Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, on or about February 27, 2025, which will be the seventh business day from the date of pricing of the Notes (this settlement cycle referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this Prospectus Supplement or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor. See “Underwriting.”

Joint Book-Running Managers

Deutsche Bank Securities	Citigroup	HSBC	NatWest	PNC Capital Markets LLC	SOCIETE GENERALE

COMMERZBANK	Lloyds Securities	Santander

Senior Co-Managers

BMO Capital Markets	Commonwealth Bank of Australia	ICBC Standard Bank	Loop Capital Markets

Co-Managers

Cabrera Capital Markets LLC	CastleOak Securities, L.P.

The date of this Prospectus Supplement is February 18, 2025.

We have not, and the underwriters have not, authorized anyone to provide you with different or additional information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement, the accompanying Prospectus or in any free writing prospectuses we have authorized for use with respect to this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or any representation that others may make to you. The information contained or incorporated by reference in this Prospectus Supplement, the accompanying Prospectus or in any such free writing prospectus is current only as of the respective dates hereof or thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this Prospectus Supplement, which contains specific information about the terms of this offering, including the specific amount, price and terms of the Notes. The second part is the accompanying Prospectus dated February 13, 2024. The accompanying Prospectus contains a general description of the securities we may offer, some of which may not apply to the Notes. You should carefully read both this Prospectus Supplement and the accompanying Prospectus together with additional information described under the heading “Where You Can Find More Information” in the accompanying Prospectus.

References in this Prospectus Supplement to the “Company,” “Mastercard,” “we,” “us” and “our” refer to the business conducted by Mastercard Incorporated and its consolidated subsidiaries, including our operating subsidiary, Mastercard International Incorporated, and to the Mastercard brand, unless otherwise stated or the context otherwise requires. However, in the “Description of Notes” section of this Prospectus Supplement, references to “we,” “us” and “our” are to Mastercard Incorporated (parent company only) and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. Our Class A common stock is traded on the New York Stock Exchange under the symbol “MA.”

We also make available, free of charge, on or through our Internet web site (http://www.mastercard.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site and such information should not be considered part of this Prospectus Supplement or the accompanying Prospectus, other than the documents listed below under the heading “Incorporation by Reference.”

In addition, we will provide to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference in to such documents, upon written or oral request and at no cost to the requester. Requests should be made in writing or telephoning us through our Office of the Corporate Secretary at Mastercard Incorporated, 2000 Purchase Street, Purchase, New York 10577, Attn: Adam Zitter; telephone: (914) 249-2000.

We have filed with the SEC a Registration Statement on Form S-3 relating to the Notes covered by this Prospectus Supplement. This Prospectus Supplement is a part of the Registration Statement and does not contain all the information in the Registration Statement. Whenever a reference is made in this Prospectus Supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You may review a copy of the Registration Statement and the documents incorporated by reference herein at the SEC’s website at https://www.sec.gov.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this Prospectus Supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this Prospectus Supplement from the date we file that document. Any reports filed by us with the SEC after the date of this Prospectus Supplement and before the date that the offering of the Notes by means of this Prospectus Supplement is terminated will automatically update and, where applicable, supersede any information contained in this Prospectus Supplement or incorporated by reference in this Prospectus Supplement.

We incorporate by reference in this Prospectus Supplement the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 12, 2025;

•

our Definitive Proxy Statement on Schedule 14A filed on April  26, 2024 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our Current Report on Form 8-K filed on February 10, 2025; and

•	any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Prospectus Supplement and before the termination of this offering.

To obtain copies of these filings, see the “Where You Can Find More Information” section of this Prospectus Supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus, and the documents incorporated by reference herein, contain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Company’s future prospects, developments and business strategies.

Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•	regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging);

•	the impact of preferential or protective government actions;

•	regulation of privacy, data, AI, information security and the digital economy;

•

regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation);

•	the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions;

•	potential or incurred liability and limitations on business related to any litigation or litigation settlements;

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure);

•	the challenges relating to rapid technological developments and changes;

•	the challenges relating to operating a real-time account-based payments system and to working with new customers and end users;

•	the impact of information security incidents, account data breaches or service disruptions;

•

issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments);

•	the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls;

•	reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services;

•	the impact of environmental, social and governance matters and related stakeholder reaction;

•	the inability to attract and retain a highly qualified workforce, or maintain our corporate culture;

•	issues related to acquisition integration, strategic investments and entry into new businesses;

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•	exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take; and

•	issues related to our Class A common stock and corporate governance structure.

A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference herein, and as may be included from time to time in our reports filed with the SEC. We caution you that the important factors referenced above may not contain all of the factors that are important to you. For the reasons described above, we caution you against relying on any forward-looking statements.

Our forward-looking statements speak only as of the date of this Prospectus Supplement or as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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SUMMARY

The following summary highlights information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. It may not contain all of the information that you should consider before investing in the Notes. You should carefully read this entire Prospectus Supplement, as well as the accompanying Prospectus and the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

Mastercard

Mastercard is a technology company in the global payments industry. We connect consumers, financial institutions, merchants, governments, digital partners, businesses and other organizations worldwide by enabling electronic payments and making those payment transactions secure, simple, smart and accessible. We make payments easier and more efficient by providing a wide range of payment solutions and services using our family of well-known and trusted brands, including Mastercard®, Maestro® and Cirrus®. We operate a payments network that provides choice and flexibility for consumers, merchants and our customers. Through our unique and proprietary global payments network, we switch (authorize, clear and settle) payment transactions. We have additional payments capabilities that include automated clearing house transactions (both batch and real-time account-based payments). Using these capabilities, we offer consumer and commercial payment products, capture new payment flows and provide services and solutions. These services and solutions include, among others, security solutions, consumer acquisition and engagement services, and business and market insights, all of which draw on our principled and responsible use of secure data. Our capabilities strengthen, reinforce and complement each other and are fundamentally interdependent. For our global payments network, our franchise model sets the standards and ground-rules that balance value and risk across all stakeholders and allows for interoperability among them. We employ a multi-layered approach to help protect the global payments ecosystem in which we operate.

Mastercard Incorporated is a corporation incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2000 Purchase Street, Purchase, New York 10577, and our main telephone number is (914) 249-2000.

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the Notes, you should carefully read this entire Prospectus Supplement, as well as the accompanying Prospectus and the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

Issuer	Mastercard Incorporated.

Notes Offered	$300,000,000 aggregate principal amount of Floating Rate Notes due 2028 (the “Floating Rate Notes”).

$450,000,000 aggregate principal amount of 4.550% Notes due 2028 (the “2028 Notes”)

$500,000,000 aggregate principal amount of 4.950% Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Fixed Rate Notes”). We refer to the Fixed Rate Notes and the Floating Rate Notes collectively as the “Notes.”

Original Issue Date	February 27, 2025

Maturity Dates	The Floating Rate Notes will mature on March 15, 2028.

The 2028 Notes will mature on March 15, 2028.

The 2032 Notes will mature on March 15, 2032.

Interest Rates	The Floating Rate Notes will bear interest at a floating rate, reset quarterly, equal to Compounded SOFR, plus 0.440%.

The 2028 Notes will bear interest at 4.550% per annum.

The 2032 Notes will bear interest at 4.950% per annum.

Interest Payment Dates	Interest on the Floating Rate Notes will be paid quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2025, and interest on the 2028 Notes and the 2032 Notes will be paid semi-annually in arrears on March 15 and September 15 ending on the respective maturity dates for each of the Floating Rate Notes, the 2028 Notes and the 2032 Notes, respectively.

Optional Redemption	We may not redeem the Floating Rate Notes prior to maturity.

Prior to February 15, 2028 (one month prior to the maturity date of the 2028 Notes) in the case of the 2028 Notes and prior to January 15, 2032 (two months prior to the maturity date of the 2032 Notes) in the case of the 2032 Notes (each such date a “Par Call Date”), we may redeem the Fixed Rate Notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes of the applicable series to be redeemed discounted to the applicable redemption date (assuming the 2028 Notes and the 2032 Notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 5 basis points in the case of the 2028 Notes, and 10 basis points in the case of the 2032 Notes less (b) interest accrued to the applicable redemption date, and

(2) 100% of the principal amount of the Fixed Rate Notes of the applicable series to be redeemed,

plus, in either case, accrued and unpaid interest on the Fixed Rate Notes of the applicable series to the applicable redemption date.

On or after the applicable Par Call Date for the 2028 Notes and the 2032 Notes, we may redeem the Fixed Rate Notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes of the applicable series being redeemed plus accrued and unpaid interest thereon to the applicable redemption date, as described under “Description of Notes—Optional Redemption.”

Ranking	The Notes will be our senior unsecured obligations and will rank equally with our other senior unsecured and unsubordinated debt from time to time outstanding.

Further Issuances	We may from time to time issue further Notes of each series ranking equally and ratably with the Notes of the applicable series in all respects, including the same terms as to status, redemption or otherwise, so that such additional Notes will be consolidated and form a single series with the Notes of the applicable series offered by this Prospectus Supplement.

Use of Proceeds	We intend to use the net proceeds from sales of the Notes for general corporate purposes. See “Use of Proceeds.”

Form and Denominations	The Notes of each series will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of Notes	We will issue the Notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Investors may elect to hold the interests in the global notes through any of DTC, Clearstream or Euroclear, as described under the heading “Description of Notes—Global Clearance and Settlement Procedures.”

Governing Law	State of New York.

Trading	The Notes of each series are a new issue of securities with no established trading markets. We do not intend to apply for listing of the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in the Notes of each series, but they are not obligated to do so and may, in their sole discretion, discontinue market-making at any time without notice. See “Underwriting” in this Prospectus Supplement for more information about possible market-making by the underwriters.

Trustee and Calculation Agent	Deutsche Bank Trust Company Americas.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this Prospectus Supplement and the accompanying Prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-5 of this Prospectus Supplement, as well as the other information contained or incorporated herein by reference, before investing in any of the Notes offered hereby.

RISK FACTORS

Before investing in the Notes, you should consider carefully the information under “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this Prospectus Supplement, and the following factors, as well as the other information included and/or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Each of the risks described in our Annual Report on Form 10-K and below could result in a decrease in the value of the Notes and your investment therein. Although we discuss certain factors below, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect the value of the Notes and your investment therein.

Risk Factors Relating to the Notes

The Notes are structurally subordinated to the liabilities of our subsidiaries.

The Notes are our obligations exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). Consequently, the Notes will be effectively subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of December 31, 2024, our subsidiaries had no unsecured short-term debt outside the United States.

The Notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the Notes.

The Notes are our senior unsecured general obligations, ranking equally with other senior unsecured indebtedness. As of December 31, 2024, we had $18.4 billion aggregate principal amount of senior unsecured notes outstanding and no senior secured or unsecured debt outstanding under our revolving credit facility or commercial paper program. The indenture governing the Notes permits us to incur additional debt, including secured debt, from time to time. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full. Holders of the Notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the Notes then outstanding would remain unpaid.

The indenture governing the Notes does not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the Notes.

The indenture governing the Notes contains limited protective covenants and may not be sufficient to protect your investment in the Notes.

The indenture for the Notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event we experience significant adverse changes in our financial position, results of operations or cash flows;

•	limit our ability to incur indebtedness that is secured, senior to or equal in right of payment to the Notes, or to engage in sale/leaseback transactions;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the Notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the Notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.

Active trading markets for the Notes may not develop.

The Notes of each series are a new issue of securities with no established trading markets. We do not intend to apply for listing of the Notes on any securities exchange. We cannot assure you that trading markets for the Notes will develop or be maintained or of the ability of holders of such Notes to sell their Notes or of the prices at which holders may be able to sell their Notes. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so, and any market-making with respect to the Notes may be discontinued, in their sole discretion, at any time without notice. The market prices of and liquidity of any market for the Floating Rate Notes, in particular, will be influenced by SOFR (as defined in “Description of Notes” in this prospectus supplement), the volatility in such rate and the events that affect SOFR generally. If no active trading markets develop, you may be unable to resell the Notes at any price or at their fair market value.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the Notes.

The market prices of the Notes will depend on many factors, including, among others, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, cash flows, and financial position and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.

Rating agencies continually review the ratings they have assigned to companies and debt securities.

Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the Notes.

Our credit ratings may not reflect all risks of your investments in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes.

These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Redemption may adversely affect your return on the Notes.

We have the right to redeem some or all of the Fixed Rate Notes prior to maturity. We may redeem the Fixed Rate Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Fixed Rate Notes.

SOFR has a limited history and its composition and characteristics are not the same as the London Inter-Bank Offered Rate (“LIBOR”).

The Federal Reserve Bank of New York started publishing SOFR in April 2018, and, therefore, it has a limited history. The future performance of SOFR cannot be predicted based on its limited historical performance. Levels of SOFR going forward may bear little or no relation to historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, analysis of such data inherently involves assumptions, estimates and approximations.

In addition, LIBOR and SOFR are fundamentally different because (1) SOFR is a secured rate while LIBOR is an unsecured rate, and (2) SOFR is an overnight rate while LIBOR, which ceased publication in 2024, was a forward-looking rate that represented interbank funding over different maturities. As a result, there can be no assurance that SOFR, including Compounded SOFR, will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR and there can be no assurance that SOFR will be positive.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. Dollar LIBOR. The volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repurchase agreement market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repurchase agreement market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to holders of the Floating Rate Notes. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Floating Rate Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Any failure of SOFR to maintain market acceptance could adversely affect the Floating Rate Notes.

According to the Alternative Reference Rates Committee (“ARRC”) convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York, SOFR was developed for use in certain U.S. Dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a broad Treasury repurchase financing rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain or maintain market acceptance could adversely affect the return on and value of the Floating Rate Notes and the price at which holders of the Floating Rate Notes can sell the Floating Rate Notes in the secondary market.

In addition, if SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the Floating Rate Notes, the trading price of the Floating Rate Notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the Floating Rate Notes may be lower than those of later-issued SOFR-based debt securities as a result. Holders of the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The interest rate on the Floating Rate Notes is based on a Compounded SOFR rate and the SOFR Index, both of which have a limited history in the marketplace.

For each interest period with respect to the Floating Rate Notes, the interest rate is based on Compounded SOFR, which is calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes—Floating Rate Notes,” not the SOFR rate published on or in respect of a particular date during such Floating Rate Notes interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the Floating Rate Notes during any Floating Rate Notes interest period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during a Floating Rate Notes interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the Floating Rate Notes on the interest payment date for such Floating Rate Notes interest period.

In addition, limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. The Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for the Compounded SOFR rate used in the Floating Rate Notes may not be widely adopted by other market participants. If the market adopts a different calculation method, then the market value of the Floating Rate Notes would likely be adversely affected.

Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the Interest Payment Date (as defined herein) for such Floating Rate Notes interest period. Because each such date is near the end of such interest period, holders of the Floating Rate Notes will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date, and it may be difficult for holders of the Floating Rate Notes to reliably estimate the amount of interest that will be payable on each such interest payment date. In addition, some holders of the Floating Rate Notes may be unwilling or unable to trade the Floating Rate Notes without changes to their IT systems, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.

The SOFR Index may be modified or discontinued and the Floating Rate Notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Floating Rate Notes.

The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively limited history, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of holders of the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Floating Rate Notes and the trading prices of the Floating Rate Notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

If Mastercard or its designee determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the Floating Rate Notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which is referred to as a “Benchmark Replacement,” as further described under the caption “Description of Notes—Floating Rate Notes.”

If a particular Benchmark Replacement (as defined herein) or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein), such as the ARRC, (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, Mastercard or its designee. In addition, the terms of the Floating Rate Notes expressly authorize Mastercard or its designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Floating Rate Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Floating Rate Notes in connection with a Benchmark Transition Event, could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which holders of Floating Rate Notes can sell such Floating Rate Notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which holders of Floating Rate Notes can sell such Floating Rate Notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Floating Rate Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

Mastercard or its designee will make determinations, decisions and elections that could affect the return on, value of and market for the Floating Rate Notes.

Mastercard or its designee will make certain determinations with respect to the Floating Rate Notes as further described under “Description of Notes—Floating Rate Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, Mastercard or its designee will make certain determinations with respect to the Floating Rate Notes in Mastercard’s or its designee’s sole discretion as further described under “Description of Notes—Floating Rate Notes.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by Mastercard’s designee will be made by Mastercard. Any of these determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which holders can sell such Floating Rate Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which holders can sell such Floating Rate Notes. For further information regarding these types of determinations, see “Description of Notes—Floating Rate Notes.”

USE OF PROCEEDS

The net proceeds to us from this offering are estimated to be approximately $1,242.2 million, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from sale of the Notes for general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in marketable securities, including short-term investments.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, investments and capitalization as of December 31, 2024, as adjusted to reflect the issuance of the Notes and the receipt of the estimated net proceeds of this offering as described under “Use of Proceeds.” For a further discussion of our capitalization, see our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference herein.

	As of December 31, 2024
	Actual	As Adjusted
	(in millions, except per share data)
Cash and cash equivalents and investments:
Cash and cash equivalents	$8,442	$9,684
Investments	330	330

Total cash and cash equivalents and investments	$8,772	$10,014

Debt:
2.000% Notes due 2025	750	750
2.950% Notes due 2026	750	750
3.300% Notes due 2027	1,000	1,000
2.100% Notes due 2027(1)	833	833
3.500% Notes due 2028	500	500
4.875% Notes due 2028	750	750
4.100% Notes due 2028	750	750
2.950% Notes due 2029	1,000	1,000
1.000% Notes due 2029(2)	781	781
2.500% Notes due 2030(1)	156	156
3.350% Notes due 2030	1,500	1,500
1.900% Notes due 2031	600	600
2.000% Notes due 2031	750	750
4.350% Notes due 2032	1,150	1,150
4.850% Notes due 2033	750	750
4.875% Notes due 2034	1,000	1,000
4.550% Notes due 2035	1,100	1,100
3.800% Notes due 2046	600	600
3.950% Notes due 2048	500	500
3.650% Notes due 2049	1,000	1,000
3.850% Notes due 2050	1,500	1,500
2.950% Notes due 2051	700	700
Floating Rate Notes due 2028 offered hereby	—	300
4.550% Notes due 2028 offered hereby	—	450
4.950% Notes due 2032 offered hereby	—	500
Total debt(3)	$18,420	$19,670

Stockholders’ equity:
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,404 shares issued and 907 shares outstanding	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding	—	—
Additional paid-in-capital	6,442	6,442
Class A treasury stock, at cost, 497 shares	(71,431)	(71,431)
Retained earnings	72,907	72,907
Accumulated other comprehensive income (loss)	(1,433)	(1,433)
Total stockholders’ equity	6,485	6,485
Non-controlling interests	30	30
Total equity	6,515	6,515
Total capitalization	$24,935	$26,185

(1)	Relates to euro-denominated debt issuance of €1.650 billion in December 2015.

(2)	Relates to euro-denominated debt issuance of €750 million in February 2022.
(3)

As of December 31, 2024, we have a commercial paper program (the “Commercial Paper Program”), under which we are authorized to issue up to $8.0 billion in outstanding notes, with maturities up to 397 days from the date of issuance. In conjunction with the Commercial Paper Program, we have a committed unsecured $8.0 billion revolving credit facility (the “Credit Facility”), which expires in November 2029. We had no borrowings outstanding under the Commercial Paper Program or the Credit Facility at December 31, 2024.

DESCRIPTION OF NOTES

The following description is a summary of the terms of the Notes being offered. The descriptions in this Prospectus Supplement and the accompanying Prospectus contain descriptions of certain terms of the Notes and the indenture but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture that has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended. Wherever particular articles, sections or defined terms of the indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture. This summary supplements the description of debt securities in the accompanying Prospectus and, to the extent it is inconsistent, replaces the description in the accompanying Prospectus. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Notes. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Mastercard Incorporated and not to its subsidiaries.

General

The Notes will constitute three series of securities under the indenture referred to below. The Notes of each series will be issued only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on the dates set forth below. The accompanying Prospectus describes additional provisions of the Notes and of the indenture, dated as of March 31, 2014 (the “indenture”), between us and Deutsche Bank Trust Company Americas, as trustee (the “trustee”) (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-32877), filed on March 31, 2014) under which we will issue the Notes. There is no limit on the aggregate principal amount of the Notes that we may issue under the indenture. We reserve the right, from time to time and without the consent of any holders of the Notes, to re-open each series of the Notes on terms identical in all respects to the outstanding Notes of such series (except for the date of issuance, the dates interest begins to accrue and, in certain circumstances, the first interest payment dates), so that such additional Notes will be consolidated with, form a single series with and increase the aggregate principal amount of the Notes of such series; provided that if the additional Notes are not fungible with the applicable series of Notes offered hereby for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP or ISIN number.

Ranking

The Notes will be our senior unsecured indebtedness and will rank equally with each other and with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding. However, the Notes will be structurally subordinated to any indebtedness of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries. The indenture does not restrict the ability of our subsidiaries to incur indebtedness.

Fixed Rate Notes

The 2028 Notes will bear interest at 4.550% per annum, and will mature on March 15, 2028. The 2032 Notes will bear interest at 4.950% per annum, and will mature on March 15, 2032. We will pay interest on the 2028 Notes and the 2032 Notes semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025, to the record holders at the close of business on the preceding March 1 or September 1 (whether or not such record date is a business day). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Notes

The Floating Rate Notes will mature on March 15, 2028.

The Floating Rate Notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR, plus 0.440%. In no event will the interest on the Floating Rate Notes be less than zero. Interest on the Floating Rate Notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2025, and at maturity (each a “Floating Rate Interest Payment Date”), to holders of record as of the close of business on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the Floating Rate Notes. If the March 15, June 15, September 15 or December 15 of any year is not a Business Day, then the next succeeding Business Day will be the applicable Floating Rate Interest Payment Date and interest on the Floating Rate Notes will be paid on such next succeeding Business Day (unless such next succeeding Business Day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the Business Day immediately preceding such March 15, June 15, September 15 or December 15, and interest on the Floating Rate Notes will be paid on such immediately preceding Business Day). If the maturity date of the Floating Rate Notes is not a Business Day, the payment of principal of, and interest on, the Floating Rate Notes will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the maturity date.

The “initial Interest Period” means the period from and including the settlement date of the Floating Rate Notes to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final Interest Period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

The interest rate for the initial Interest Period will be Compounded SOFR determined on June 15, 2025, plus 0.440%. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.440%.

Deutsche Bank Trust Company Americas, or its successor appointed by us, will act as calculation agent. We may change the calculation agent with respect to the Floating Rate Notes at any time without notice to the holders of the Floating Rate Notes. The interest rate and amount of interest to be paid on the Floating Rate Notes for each Interest Period will be determined by the calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the Floating Rate Notes.

The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

SOFR and the SOFR Index

SOFR is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	if made by us, will be made in our sole discretion;

(3)	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

(4)

notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Optional Redemption

We may not redeem the Floating Rate Notes prior to maturity.

Prior to February 15, 2028 (one month prior to the maturity date of the 2028 Notes) in the case of the 2028 Notes and prior to January 15, 2032 (two months prior to the maturity date of the 2032 Notes) in the case of the 2032 Notes (each such date a “Par Call Date”), the Company may redeem the Fixed Rate Notes of the applicable series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes of the applicable series to be redeemed discounted to the applicable redemption date (assuming the 2028 Notes and the 2032 Notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 5 basis points in the case of the 2028 Notes and 10 basis points in the case of the 2032 Notes less (b) interest accrued to the applicable redemption date; and

(2)	100% of the principal amount of the Fixed Rate Notes of the applicable series to be redeemed;

plus, in either case, accrued and unpaid interest on the Fixed Rate Notes of the applicable series to the applicable redemption date.

On or after the applicable Par Call Date for the 2028 Notes and the 2032 Notes, the Company may redeem the Fixed Rate Notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes of the applicable series being redeemed plus accrued and unpaid interest thereon to the applicable redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of record of the Fixed Rate Notes of the applicable series to be redeemed at its registered address, except that the notice may be given more than 60 days prior to the date fixed for redemption if the notice is issued in connection with a defeasance, covenant defeasance or satisfaction and discharge.

In the case of a partial redemption, selection of the Fixed Rate Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Fixed Rate Notes of a principal amount of $2,000 or less will be redeemed in part. If any Fixed Rate Note is to be redeemed in part only, the notice of redemption that relates to the Fixed Rate Note will state the portion of the principal amount of the Fixed Rate Note to be redeemed. A new Fixed Rate Note in a principal amount equal to the unredeemed portion of the Fixed Rate Note will be issued in the name of the holder of the Fixed Rate Note upon surrender for cancellation of the original Fixed Rate Note. For so long as the Fixed Rate Notes are held by DTC (or another depositary), the redemption of the Fixed Rate Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Fixed Rate Notes or portions thereof called for redemption.

Notice of any redemption in connection with a transaction or an event may, at our discretion, be given prior to the completion or occurrence thereof. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At our discretion, the redemption date may be delayed until such time as any or all such conditions shall have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

Open Market Purchases

The Company may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

No Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of the Notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars, or U.S. government obligations, or both, in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if such series of Notes have become due and payable) or to the maturity thereof or the redemption date of such series of Notes, as the case may be. We may direct the trustee in writing to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to any series of the Notes (except for, among other things, obligations to register the transfer or exchange of such series of Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes of such series, to maintain an office or agency with respect to such series of Notes and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such series of Notes and clauses (4) and (7) under the caption “Description of Debt Securities—Events of Default” in the accompanying Prospectus will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to such series of Notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the Notes of such series on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to any series of the Notes, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the Notes of such series at the time of the stated maturity but may not be sufficient to pay amounts due on the Notes of such series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the series of Notes being defeased to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Regarding the Trustee

Deutsche Bank Trust Company Americas is the trustee under the indenture. As of the date of this Prospectus Supplement, the corporate trust office of the trustee is located at 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-1710, New York, New York 10019.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following are the material U.S. federal income tax consequences to non-U.S. Holders (as defined below) of owning and disposing of Notes purchased in this offering at the “issue price,” which is the first price at which a substantial amount of the Notes is sold to the public, and held as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including “Medicare contribution tax” consequences and differing tax consequences applicable to you if you are, for instance:

•	a financial institution;

•	a dealer or trader in securities;

•	holding Notes as part of a “straddle” or integrated transaction;

•	a U.S. expatriate;

•	a partnership for U.S. federal income tax purposes; or

•	a tax-exempt entity.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are such a partnership and are considering the purchase of Notes, or if you are a partner in such a partnership, you are urged to consult your tax adviser about the U.S. federal income tax consequences of purchasing, owning and disposing of the Notes.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein. In addition, this summary does not address any territorial, state, local or non-U.S. taxation, or any taxes other than income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any territory, state, local or non-U.S. taxing jurisdiction.

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. Holder if you are a non-resident alien individual present in the United States for 183 days or more in the taxable year of disposition in which case you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a Note.

Payments on the Notes

Subject to the discussions below under “—Effectively Connected Income,” “—Backup Withholding and Information Reporting,” and “—FATCA,” payments of principal and interest on the Notes by us or any paying agent to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest,

•	you do not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	you certify on a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E, as applicable, under penalties of perjury, that you are not a United States person; and

•	such interest is not effectively connected with your conduct of a trade or business in the United States as described below.

If you cannot satisfy one of the first three requirements described above and interest on the Notes is not effectively connected with your conduct of a trade or business in the United States as described below, payments of interest on the Notes generally will be subject to withholding tax at a rate of 30%, subject to an applicable income tax treaty providing for a reduced rate.

Sale or Other Taxable Disposition of the Notes

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “— FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of Notes, unless the gain is effectively connected with your conduct of a trade or business in the United States as described below, except that any amounts attributable to accrued interest will be treated as described above under “—Payments on the Notes.”

Effectively Connected Income

If interest or gain on a Note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by you), you will generally be taxed in the same manner as a United States person. In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You are urged to consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

Information returns are required to be filed with the IRS in connection with payments of interest on the Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a Note. You may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above under “—Payments on the Notes” will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding withheld from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the Notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Withholding may also apply to payments of proceeds of sales or redemptions of the Notes, although under proposed regulations issued in December 2018 (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) no withholding will apply on payments of gross proceeds. You should consult your tax adviser regarding the effects of FATCA on your investment in the Notes.

UNDERWRITING

Deutsche Bank Securities Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., NatWest Markets Securities Inc., PNC Capital Markets LLC, and SG Americas Securities, LLC are acting as joint book-running managers of the offering and as representatives of the other underwriters named below (the “Representatives”). Subject to the terms and conditions stated in the underwriting agreement dated the date of this Prospectus Supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name below.

Underwriters	Principal Amount of Floating Rate Notes to be Purchased	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2032 Notes to be Purchased
Deutsche Bank Securities Inc.	$42,600,000	$63,900,000	$71,000,000
Citigroup Global Markets Inc.	42,600,000	63,900,000	71,000,000
HSBC Securities (USA) Inc.	42,600,000	63,900,000	71,000,000
NatWest Markets Securities Inc.	42,600,000	63,900,000	71,000,000
PNC Capital Markets LLC	42,600,000	63,900,000	71,000,000
SG Americas Securities, LLC	42,600,000	63,900,000	71,000,000
Commerz Markets LLC	8,400,000	12,600,000	14,000,000
Lloyds Securities Inc.	8,400,000	12,600,000	14,000,000
Santander US Capital Markets LLC	8,400,000	12,600,000	14,000,000
BMO Capital Markets Corp.	4,200,000	6,300,000	7,000,000
Commonwealth Bank of Australia	4,200,000	6,300,000	7,000,000
ICBC Standard Bank Plc	4,200,000	6,300,000	7,000,000
Loop Capital Markets LLC	4,200,000	6,300,000	7,000,000
CastleOak Securities, L.P.	1,200,000	1,800,000	2,000,000
Cabrera Capital Markets LLC	1,200,000	1,800,000	2,000,000

Total	$300,000,000	$450,000,000	$500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes of each series are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes of each series if they purchase any of the Notes of such series.

The offering of the Notes of each series by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this Prospectus Supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from their initial public offering prices not to exceed 0.125% of the Floating Rate Notes, 0.125% of the 2028 Notes and 0.250% of the 2032 Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from their initial public offering prices not to exceed 0.125% of the Floating Rate Notes, 0.125% of the 2028 Notes and 0.125% of the 2032 Notes. If all the Notes are not sold at their initial offering prices, the underwriters may change the offering prices and the other selling terms.

We have agreed that, for a period from the date of this Prospectus Supplement to and including the closing date, we will not, without the prior written consent of the Representatives, offer, sell, or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us. The Representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid By Us
Per Floating Rate Note	0.250%
Per 2028 Note	0.250%
Per 2032 Note	0.400%
Total	$3,875,000

We estimate that our total expenses for this offering, excluding the underwriting discounts, will be approximately $2.7 million.

The Notes of each series are a new issue of securities with no established trading markets. We have been advised by the underwriters that they intend to make a market in the Notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes of any series or that an active public market for the Notes of any series will develop. If an active public trading market for the Notes of any series does not develop, the market price and liquidity of the Notes of such series may be adversely affected, and your ability to transfer the Notes of such series may be limited. If the Notes of such series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial position, general economic conditions and other factors.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the prices that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Settlement

We expect that delivery of the Notes will be made against payment therefor on or about the date specified on the cover of this Prospectus Supplement, which will be the seventh business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this Prospectus Supplement or the next succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Some of the underwriters and/or their affiliates have engaged in, and may in the future engage in, commercial dealings in the ordinary course of business with us or our affiliates. The underwriters and their respective affiliates may have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, an affiliate of Deutsche Bank Securities Inc. serves as trustee under the indenture and will receive customary fees in connection with services provided in connection therewith.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by

Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This Prospectus Supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This Prospectus Supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the Underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This Prospectus Supplement has been prepared on the basis that any offer of the Notes in the United Kingdom will be made pursuant to an exemption under section 86 of the FSMA from the requirement to publish a prospectus for offers of the Notes. This Prospectus Supplement is not a prospectus for the purposes of the U.K. Prospectus Regulation.

In connection with the offering, the Underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

In addition, this Prospectus Supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at: (i) in the UK, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or persons falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other persons to whom it may otherwise lawfully be distributed (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to, and will be engaged in only with, relevant persons.

Each person in the United Kingdom who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this Prospectus Supplement, or to whom the notes are otherwise made available will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the issuer that it and any person on whose behalf it acquires notes is: (1) a “qualified investor” as defined in the UK Prospectus Regulation; and (2) not a “retail investor” as defined above.

Notice to Prospective Investors in Switzerland

This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland. The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in Switzerland. For these purposes, a retail investor means a person who is a retail client as defined in Article 4 of the FinSA. Consequently, no key information document required by the PRIIPS Regulation (or any equivalent document under the FinSA) has been or will be prepared in relation to any Notes and therefore, any Notes with a derivative character within the meaning of article 86 (2) of the Swiss Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes offered hereby have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended (the “FIEA”). The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including any person resident in Japan, or any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This Prospectus Supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA,

(ii)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in South Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Notes may not be re-sold to South Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

LEGAL MATTERS

Davis Polk & Wardwell LLP, New York, New York, will pass upon the validity of the Notes on behalf of us. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham  & Watkins LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated by reference in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of RF Ultimate Parent, Inc. because it was acquired by the Company in a purchase business combination during 2024) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Mastercard Incorporated

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Class A Common Stock

Depositary Shares

Purchase Contracts

Units

Warrants

We may, from time to time, offer to sell these securities in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in prospectus supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “MA.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 13, 2024.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus and any related prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any combination of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

References in this prospectus to the “Company,” “Mastercard,” “we,” “us” and “our” refer to the business conducted by Mastercard Incorporated and its consolidated subsidiaries, including our operating subsidiary, Mastercard International Incorporated, and to the Mastercard brand, unless otherwise stated or the context otherwise requires. However, in the “Description of the Debt Securities” section of this prospectus, references to “we,” “us” and “our” are to Mastercard Incorporated (parent company only) and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. Our Class A common stock is traded on the New York Stock Exchange under the symbol “MA.”

We also make available, free of charge, on or through our Internet web site (http://www.mastercard.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site and such information should not be considered part of this prospectus or any prospectus supplement, other than the documents listed below under the heading “Incorporation by Reference.”

In addition, we will provide to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference in to such documents, upon written or oral request and at no cost to the requester. Requests should be made in writing or telephoning us through our Office of the Corporate Secretary at Mastercard Incorporated, 2000 Purchase Street, Purchase, New York 10577, Attn: Adam Zitter; telephone: (914) 249-2000.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 13, 2024;

•

our Definitive Proxy Statement on Schedule 14A filed on April 28, 2023 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022);

•	Form 8-A filed on May 12, 2006, including any amendments or supplements thereto; and

•

any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of any offerings pursuant to this prospectus.

To obtain copies of these filings, see the “Where You Can Find More Information” section of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this prospectus, any prospectus supplement and the documents incorporated by reference herein, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Company’s future prospects, developments and business strategies.

Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•	regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging);

•	the impact of preferential or protective government actions;

•	regulation of privacy, data, AI, information security and the digital economy;

•

regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation);

•	the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions;

•	potential or incurred liability and limitations on business related to any litigation or litigation settlements;

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure);

•	the challenges relating to rapid technological developments and changes;

•	the challenges relating to operating a real-time account-based payments system and to working with new customers and end users;

•	the impact of information security incidents, account data breaches or service disruptions;

•

issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments);

•	the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls;

•	reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services;

•	the impact of environmental, social and governance matters and related stakeholder reaction;

•	the inability to attract and retain a highly qualified and diverse workforce, or maintain our corporate culture;

•	issues related to acquisition integration, strategic investments and entry into new businesses;

•	exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take; and

•	issues related to our Class A common stock and corporate governance structure.

A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q in the section entitled “Risk Factors,” and as may be included from time to time in our reports filed with the SEC. We caution you that the important factors referenced above may not contain all of the factors that are important to you. For the reasons described above, we caution you against relying on any forward-looking statements.

Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

v

OUR COMPANY

Mastercard is a technology company in the global payments industry. We connect consumers, financial institutions, merchants, governments, digital partners, businesses and other organizations worldwide by enabling electronic payments and making those payment transactions safe, simple, smart and accessible. We make payments easier and more efficient by providing a wide range of payment solutions and services using our family of well-known and trusted brands, including Mastercard®, Maestro® and Cirrus®. We operate a multi-rail payments network that provides choice and flexibility for consumers, merchants and our customers. Through our unique and proprietary core global payments network, we switch (authorize, clear and settle) payment transactions. We have additional payments capabilities that include automated clearing house transactions (both batch and real-time account-based payments). Using these capabilities, we offer payment products and services and capture new payment flows. Our value-added services include, among others, cyber and intelligence solutions designed to allow all parties to transact securely, easily and with confidence, as well as other services that provide proprietary insights, drawing on our principled and responsible use of secure consumer and merchant data. Our investments in new networks, such as open banking solutions and digital identity capabilities, support and strengthen our payments and services solutions. Each of our capabilities support and build upon each other and are fundamentally interdependent. For our core global payments network, our franchise model sets the standards and ground-rules that balance value and risk across all stakeholders and allows for interoperability among them. We employ a multi-layered approach to help protect the global payments ecosystem in which we operate.

We are a corporation incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2000 Purchase Street, Purchase, New York 10577, and our main telephone number is (914) 249-2000.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K and Part II, Item 1A of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include, but is not limited to, funding for working capital, investments in organic and inorganic growth and shareholder returns. We may temporarily invest funds that are not immediately needed for these purposes in marketable securities, including short term investments.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and Deutsche Bank Trust Company Americas, as trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Mastercard Incorporated (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if a trustee other than Deutsche Bank Trust Company Americas is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee;

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder); and

•	the CUSIP and/or ISIN number(s) of the debt securities of the series.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities unless otherwise specified in the applicable prospectus supplement. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

All amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no default or event of default under the indenture has occurred and is continuing; and

•

if requested, the trustee receives from us, if requested, an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series for 30 days after becoming due;

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we, pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws)and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•

make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents;

•	to cure any ambiguity, omission, defect or inconsistency; or

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the debt securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or

(3)	an event of default with respect to the debt securities has occurred and is continuing.

These certificated debt securities will be registered in the name or names as DTC instructs the trustee. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Deutsche Bank Trust Company Americas is the trustee under the indenture. As of the date of this prospectus, the corporate trust office of the trustee is located at 1 Columbus Circle, 17th Floor, Mail Stop: NYC01-1710, New York, New York 10019.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate that conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF GUARANTEES

Guarantees of Mastercard Incorporated may be issued from time to time in connection with debt securities. This description does not contain all of the information that you may find useful. The particular terms of the guarantees of debt securities and related agreements will be described in the prospectus supplement relating to those debt securities to be guaranteed.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We are not offering any shares of Class B common stock pursuant to this prospectus.

Authorized Capitalization

Our authorized capital stock consists of 3,000,000,000 shares of Class A common stock, par value $.0001 per share, 1,200,000,000 shares of Class B common stock, par value $.0001 per share, and 300,000,000 shares of preferred stock, par value $.0001 per share.

Common Stock

Voting Rights. Each share of Class A common stock entitles its holder to one vote per share.

Except as may be required by Delaware law, holders of Class B common stock are not entitled to vote and have no voting power.

Dividend Rights. Our Class A common stock and Class B common stock share equally (on a per share basis) in any dividend declared by our board of directors, subject to any preferential or other rights of any outstanding preferred stock and to the distinction that any stock dividends will be paid in shares of Class A common stock to the holders of our Class A common stock and in shares of Class B common stock to the holders of our Class B common stock.

Liquidation Rights. Upon liquidation, dissolution or winding up, our Class A common stock and Class B common stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Conversion Right of Class B Common Stock. Subject to the provisions of our amended and restated certificate of incorporation that prohibit our members and former members, and any person that is an operator, member or licensee of any competing general purpose payment card system, and any affiliate of any such person, from beneficially owning any share of Class A common stock or of any other class of our stock with general voting power, each share of Class B common stock will be convertible, at the holder’s option, into a share of Class A common stock on a one-for-one basis.

Beneficial Ownership Limitations.

Class A Common Stock and Other Voting Stock. Subject to limited exceptions, our amended and restated certificate of incorporation prohibits any person from beneficially owning (a) shares of Class A common stock representing more than 15% of the aggregate outstanding shares or voting power of Class A common stock, (b) shares of any other class or series of our stock entitled to vote generally in the election of directors (“other voting stock”) representing more than 15% of the aggregate outstanding shares or voting power of such class or series, or (c) shares of Class A common stock and/or other voting stock representing more than 15% of the aggregate voting power of all our then outstanding shares of stock entitled to vote at an election of directors, voting as a single class. In addition, no member or former member of Mastercard International or person that is an operator, member or licensee of any competing general purpose payment card system, or any affiliate of any such person, may beneficially own any share of Class A common stock or of other voting stock, except during a transitory period no longer than 30 days following a permitted conversion of shares of Class B common stock into shares of Class A common stock. Members of Mastercard International are not permitted to vote any shares of Class A common stock beneficially owned by them.

Any attempted transfer of Class A common stock or other voting stock which, if effective, would result in violation of the ownership limits discussed above, will cause the number of shares causing the violation (rounded to the next highest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of Class A common stock or other voting stock held in the trust will be issued and outstanding shares.

The Prohibited Owner (as defined in Mastercard’s amended and restated certificate of incorporation) with respect to such purported transfer will not benefit economically from ownership of any shares of Class A common stock or other voting stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of Class A common stock or other voting stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of Class A common stock or other voting stock held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Any dividend or other distribution paid prior to Mastercard’s discovery that shares of Class A common stock or other voting stock have been transferred to the trust has to be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to applicable law, the trustee will have the authority (1) to rescind as void any vote cast by the Prohibited Owner prior to Mastercard’s discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if Mastercard has already taken corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from Mastercard that shares of its stock have been transferred to the trust, the trustee must sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary as follows. The Prohibited Owner will receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in Mastercard’s amended and restated certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the charitable beneficiary. If, prior to Mastercard’s discovery that shares of its stock have been transferred to the trust, the shares are sold by the Prohibited Owner, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the Prohibited Owner received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of Class A common stock or other voting stock held in the trust transferred to the trustee may be redeemed by Mastercard, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise, gift or other such transaction, the Market Price at the time of such devise or gift or other such transaction) and (2) the Market Price on the date Mastercard, or its designee, elects to redeem such shares. Mastercard may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. Mastercard may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. Mastercard shall have the right to redeem such shares until the trustee has sold the shares held in the trust. Upon such a redemption, the interest of the charitable beneficiary in the shares shall terminate and the trustee shall distribute the net proceeds of the redemption to the Prohibited Owner. Except as described above, shares of Class A common stock are not redeemable.

Class B Common Stock. Shares of Class B common stock may be held only by either principal members of Mastercard International, which participate directly in Mastercard International’s business, or affiliate members of Mastercard International, which participate indirectly in Mastercard International’s business through a principal member (collectively, “members”), by Mastercard, or a subsidiary of Mastercard, or by Mastercard’s directors, officers or employees. Any transfer that would result in a violation of this ownership limitation will be void. Mastercard, or its designee, may redeem any shares of Class B common stock held by a person prohibited from holding such shares.

Other Matters. Holders of our common stock do not have preemptive or subscription rights. We will issue all shares of our capital stock in uncertificated form unless our board of directors determines that any particular series will be issued in certificated form.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Accordingly, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of Class A common stockholders might believe to be in their best interests or in which Class A common stockholders might receive a premium for their Class A common stock over the market price of the Class A common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the Class A common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation and By-Laws

Beneficial Ownership Limitations

As described above, subject to limited exceptions, our amended and restated certificate of incorporation prohibits any person from beneficially owning more than 15% of any of the Class A common stock or any other class or series of our stock entitled to vote, or more than 15% of our total voting power. In addition, no member or former member of Mastercard International, or any operator, member or licensee of any competing general purpose payment card system, or any affiliate of any such person, may beneficially own any share of Class A common stock or any other class or series of our stock entitled to vote generally in the election of directors, except during a transitory period no longer than 30 days following a permitted conversion of shares of Class B common stock into shares of Class A common stock.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of Class A common stock and/or Class B common stock or otherwise be in their best interest.

Board Size

Our amended and restated certificate of incorporation provides that the number of directors is fixed from time to time exclusively pursuant to a resolution adopted by the board, but must consist of not less than three or more than fifteen directors.

Vacancies

Our amended and restated certificate of incorporation and by-laws provide that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors who are not Industry Directors (as defined below), although less than a quorum. If our board of directors consists solely of Industry Directors, the affirmative vote of a majority of the directors then in office, although less than a quorum, or of the sole remaining director, is required to fill any vacancy. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of the Company then entitled to vote at an election of directors, voting together as a single class.

An “Industry Director” is defined in our amended and restated certificate of incorporation as any director, other than a director who is an officer or employee of the Company or any of its subsidiaries, who is presently, or who has been, within the prior 18 months, previously affiliated with:

•

any person that on May 30, 2006 was, or thereafter shall have become or shall become, a “Class A” (or principal) member or affiliate member of Mastercard International or licensee of any of the Company’s or Mastercard International’s brands, or an affiliate of any of the foregoing, whether or not such person continues to retain such status; or

•	any person that is an operator, member or licensee of any general purpose payment card system that competes with the Company, or any affiliate of such a person.

No Cumulative Voting

The General Corporation Law of the State of Delaware provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our amended and restated certificate of incorporation prohibits stockholder action by written consent by the holders of Class A common stock. It also provides that special meetings of our stockholders may be called as set forth in our by-laws. Our by-laws provide that such meetings may be called only (i) by or at the direction of the board of directors, our chief executive officer or the chairman of the board, or (ii) upon the written request delivered to the corporate secretary in the manner provided in our by-laws, signed and dated by one or more stockholders of record, or our beneficial owners, if any, who own, and, in each case, who have owned continuously for at least one year not less than 15% of the voting power of the outstanding shares of our Class A common stock entitled to vote on each of the matters proposed to be considered at such special meeting and who have complied with all respects of our by-laws.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received in the manner provided in our by-laws not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. Our by-laws also specify requirements as to the form and content of a stockholder’s notice.

These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Limitations on Liability and Indemnification of Officers and Directors

The General Corporation Law of the State of Delaware authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty in such capacity, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware.

Our amended and restated certificate of incorporation provides that we must indemnify our directors, any non-voting advisor to our board of directors and our officers to the fullest extent authorized by the General Corporation Law of the State of Delaware. We are also expressly authorized to carry directors’ and officers’ insurance for the benefit of our directors, officers and certain employees. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.

In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Amendments

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote, voting together as a single class, is required to amend our amended and restated certificate of incorporation, unless the amended and restated certificate of incorporation requires a greater percentage, which it does not.

Our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our by-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. Notwithstanding the foregoing, our amended and restated certificate of incorporation also provides that our by-laws may be amended by the stockholders only by an affirmative vote of at least a majority of all of the outstanding shares then entitled to vote at an election of directors.

Stock Ownership of Mastercard Foundation

As of February 8, 2024, Mastercard Foundation owned 97,543,508 shares of Class A common stock. At the time of our initial public offering, we donated 134,969,330 newly-issued shares of our Class A common stock to Mastercard Foundation. Mastercard Foundation is a global private charitable foundation incorporated in Canada that is controlled by directors who are independent of the Company and its principal customers. Historically, Mastercard Foundation had been restricted from selling or otherwise transferring its shares of Class A common stock prior to May 1, 2027, except to the extent necessary to satisfy its charitable disbursement requirements. In July 2023, pursuant to an application in consultation with Mastercard, Mastercard Foundation received court approval to advance that date to January 1, 2024. As a result, Mastercard Foundation is now permitted to sell all or part of its remaining shares, subject to certain conditions. Mastercard Foundation would do so pursuant to an orderly and structured plan to diversify its Mastercard shares over a seven-year period, while remaining a long-term Mastercard stockholder and retaining a significant holding of Mastercard shares in its portfolio.

The ownership of Class A common stock by Mastercard Foundation, together with the seven-year diversification plan, could discourage or make more difficult acquisition proposals favored by the other holders of the Class A common stock. In addition, because Mastercard Foundation intends to sell its shares over an extended period of time, it may not have the same interest in short or medium-term movements in our stock price as, or incentive to approve a corporate action that may be favorable to, our other stockholders.

Delaware Law Anti-Takeover Statute

We are a Delaware corporation and have expressly elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware. Notwithstanding the foregoing, our amended and restated certificate of incorporation contain provisions that have a similar effect to Section 203. Subject to certain exceptions specified in our amended and restated certificate of incorporation, we shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least a majority of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock. Our board of directors has approved Mastercard Foundation becoming a holder of more than 15% of our Class A common stock.

Under certain circumstances, our amended and restated certificate of incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. The provisions of our amended and restated certificate of incorporation may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is EQ Shareowner Services.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “MA.”

DESCRIPTION OF DEPOSITARY SHARES

The following description of shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the relevant form of deposit agreement and relevant form of depositary receipts, which are or will be filed with the SEC.

General

We may elect to have shares represented by depositary shares. The shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares, or fraction thereof, as described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares (but only in whole shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The share depositary will distribute all cash dividends or other cash distributions in respect of the shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the shares, the share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the share depositary determines that it is not feasible to make such a distribution. In that case, the share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a share held by the share depositary, the share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any shares underlying the depositary shares are entitled to vote, the share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the shares) may then instruct the share depositary as to the exercise of the voting rights pertaining to the number of shares underlying that holder’s depositary shares. The share depositary will try to vote the number of shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the share depositary deems necessary to enable the share depositary to do so. The share depositary will abstain from voting the shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the shares; or

•

the share depositary receives notice of any meeting at which holders of shares are entitled to vote or of which holders of shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any share, the share depositary will in each instance fix a record date (which will be the same as the record date for the shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Share Depositary

We will pay all charges of the share depositary including charges in connection with the initial deposit of the shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the share is entitled to vote, withdrawals of the share by the holders of depositary receipts or redemption or conversion of the share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing shares.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the shares underlying the depositary shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of the shares underlying the depositary shares.

Miscellaneous

Neither we nor the share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares unless satisfactory indemnity is furnished. We and the share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine. The share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor share depositary and the successor depositary has not accepted its appointment within 60 days after the share depositary delivered a resignation notice to us, the share depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF PURCHASE CONTRACTS

The following description sets forth certain general terms and provisions of the purchase contracts that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any purchase contract that we may offer and the related agreements will be described in the prospectus supplement relating to those purchase contracts. For more information, you should review the relevant form of purchase contract and the relevant form of pledge agreement for purchase contracts, if any, which are or will be filed with the SEC.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of the units that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. For more information, you should review the relevant form of unit agreement and the relevant form of unit certificate, if any, which are or will be filed with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	on the New York Stock Exchange (including through at-the-market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

To the extent required, we will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Mastercard Incorporated

$300,000,000 Floating Rate Notes due 2028

$450,000,000 4.550% Notes due 2028

$500,000,000 4.950% Notes due 2032

PROSPECTUS SUPPLEMENT

February 18, 2025

Joint Book-Running Managers

Deutsche Bank Securities

Citigroup

HSBC

NatWest

PNC Capital Markets LLC

SOCIETE GENERALE

COMMERZBANK

Lloyds Securities

Santandar

Senior Co-Managers

BMO Capital Markets

Commonwealth Bank of Australia

ICBC Standard Bank

Loop Capital Markets

Co-Managers

Cabrera Capital Markets LLC

CastleOak Securities, L.P.